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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-44117, No. 333-62936, No. 333-126583, No. 333-151378, No. 333-159425, No. 333-168492, and No. 333-175024) of Mac-Gray Corporation and subsidiaries of our report dated March 15, 2013, relating to our audits of the consolidated financial statements, financial statement schedule, and internal control over financial reporting, included in the Annual Report on Form 10-K of Mac-Gray Corporation and subsidiaries for the year ended December 31, 2012.

/s/ McGladrey LLP

Boston, Massachusetts
March 15, 2013

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM